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                                                                 Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated December 9, 1997 accompanying the consolidated financial statements of Crusader Holding Company and Subsidiary contained in to the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP

Philadelphia, Pennsylvania
December 12, 1997